                                      Registration No. 33-

                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                       __________________________________

                                     FORM S-8
                           REGISTRATION STATEMENT UNDER
                            THE SECURITIES ACT OF 1933

                       __________________________________

                                  Uni-Marts, Inc.
                 -------------------------------------------------
                (Exact name of issuer as specified in its charter)


                     Delaware                            25-1311379
          -------------------------------           --------------------
          (State or other jurisdiction of           (I.R.S. Employer
          incorporation or organization)            Identification No.)


            477 East Beaver Avenue, State College, PA        16801
            ------------------------------------------     ----------
             (Address of Principal Executive Offices)      (Zip Code)


                                 Uni-Marts, Inc.
                 Stock Option Plan for Non-Qualified Stock Options
                 -------------------------------------------------
                             (Full title of the plan)


                           Henry D. Sahakian, President
                              477 East Beaver Avenue
                             State College, PA  16801
                             ------------------------
                      (Name and address of agent for service)

                                  (814) 234-6000
           -------------------------------------------------------------
           (Telephone number, including area code, of agent for service)

                                    Copies to:

                             Justin P. Klein, Esquire
                         Ballard Spahr Andrews & Ingersoll
                          1735 Market Street - 51st Floor
                         Philadelphia, Pennsylvania  19103





                    This document contains 11 pages.

The Exhibit Index is located on page 9 of this Registration Statement.

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                          CALCULATION OF REGISTRATION FEE
                          -------------------------------

__________________________________________________________________________

                                Proposed       Proposed
Title of                        Maximum        Maximum
Securities      Amount          Offering       Aggregate        Amount of
to be           to be           Price Per      Offering         Registration
Registered      Registered (1)  Share (2)      Price (2)        Fee

__________________________________________________________________________

Common Stock
$.10 par value  300,000         $8 1/16        $2,418,750       $834.05

__________________________________________________________________________

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2) Estimated solely for the purpose of computing the registration fee. In accordance with Securities and Exchange Commission Rule 457(c), the price shown is based on the average of the high and low price per share of Common Stock of the Company on July 1, 1996, as traded on the American Stock Exchange.





























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                                      PART I

               INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


       The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons who are eligible to participate in the Uni-Marts, Inc. Stock Option Plan for Non-Qualified Stock Options (the "Plan").


                                      PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. -       INCORPORATION OF DOCUMENTS BY REFERENCE
                ---------------------------------------
       The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 by Uni-Marts, Inc. (the "Company") (File No. 1-11556) are incorporated herein by reference:

                (a) The Annual Report of the Company on Form 10-K for the year ended September 30, 1995.

                (b) The Quarterly Reports of the Company on Form 10-Q for the quarters ended January 4, 1996 and April 4, 1996.

                (c) The description of the Company's Common Stock contained in the Company's Definitive Proxy Statement for the Annual Meeting of Stockholders, filed with the Commission on January 22, 1993.

       Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.


Item 4.-        DESCRIPTION OF SECURITIES
                -------------------------
       Not applicable.


Item 5.-        INTERESTS OF NAMED EXPERTS AND COUNSEL
                --------------------------------------
       Not applicable.


Item 6.-        INDEMNIFICATION OF DIRECTORS AND OFFICERS
                -----------------------------------------
       Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article THIRTEENTH of the Company's Certificate of Incorporation (the "Certificate") requires the Company to indemnify any person who was or is a

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party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The Company will indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the Company, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The Certificate further provides that to the extent a director, officer, employee or agent of the Company has been successful in the defense of any third-party or corporate proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. The Certificate specifies the procedures for determination of entitlement to indemnification.

       In addition, Section 145 and the Certificate permit the Company to purchase and maintain insurance that protects its directors, officers, employees and agents or persons who serve in such positions for another corporation or other enterprise at the request of the Company, against any liabilities incurred in connection with their service in such position whether or not the Company would otherwise have the power to indemnify under the Certificate. The Company maintains such insurance.

       The Company has entered into indemnification agreements (the "Indemnification Agreements") with each of its directors. The Indemnification Agreements, which were approved by the Company's Board of Directors and stockholders, provide for prompt indemnification "to the fullest extent permitted by applicable law" and for the prompt advancement of expenses, including reasonable attorneys' fees and other costs and expenses incurred in connection with any action, suit or proceeding in which the director is a witness or which is brought against the director in his capacity as a director, officer, employee, agent, or fiduciary of the Company or of any enterprise which the director was serving at the request of the Company. A director cannot be indemnified under the agreement if he did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and with respect to criminal proceedings, a director cannot be indemnified if he had reasonable cause to believe his conduct was unlawful. The agreements provide specific guidelines as to when and under what circumstances indemnification may be provided and/or expenses may be advanced, and also require that, if directors' and officers' liability insurance is maintained, each director be provided with the maximum coverage provided to any other director. Rights of directors under the Indemnification Agreements are in addition to any other rights available to them under Delaware law, directors' and officers' liability insurance, the Company's Restated Certificate of Incorporation, as amended, or otherwise, but double payment is prohibited by the terms of the Indemnification Agreements. The Indemnification Agreements


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continue until and terminate upon the later of ten years after the date that the indemnitee shall have ceased to serve as a director of the Company or the final termination of all pending proceedings in respect of which the indemnitee is granted rights of indemnification or advancement of expenses.


Item 7.-        EXEMPTION FROM REGISTRATION CLAIMED
                -----------------------------------
       Not applicable.


Item 8.-        EXHIBITS
                --------
 4.1 Specimen copy of Common Stock Certificate (filed as Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the period ended April 1, 1993 and incorporated herein by reference)

 4.2 Uni-Marts, Inc. Stock Option Plan for Non-Qualified Stock Options (filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference)

 5     Opinion of Ballard Spahr Andrews & Ingersoll

 23.1  Consent of Deloitte & Touche LLP

 23.2  Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5)

 24    Power of Attorney (included on signature page)


Item 9.-        UNDERTAKINGS
                ------------
       The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;







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                   PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii)
       do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES
                                    ----------

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of State College, Commonwealth of Pennsylvania on July 5, 1996.


                                               UNI-MARTS, INC.


                                               By:/S/ J. KIRK GALLAHER
                                                  -----------------------------
                                                  J. Kirk Gallaher, Executive
                                                  Vice President, Chief
                                                  Financial Officer, Director
                                                  (Principal financial officer
                                                  and principal accounting
                                                  officer)


                                 POWER OF ATTORNEY
                                 -----------------
 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry D. Sahakian and J. Kirk Gallaher and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                        Title                         Date
     ---------                        -----                         ----

/S/ HENRY D. SAHAKIAN
- -------------------------------       Chief Executive               July 5, 1996
Henry D. Sahakian                     Officer, Chairman
                                      of the Board
                                      (Principal executive
                                      officer)





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     Signature                        Title                         Date
     ---------                        -----                         ----

/S/ J. KIRK GALLAHER
- -------------------------------       Executive Vice                July 5, 1996
J. Kirk Gallaher                      President, Chief
                                      Financial Officer,
                                      Director (Principal
                                      financial officer and
                                      principal accounting
                                      officer)


/S/ BRUCE K. HEIM
- -------------------------------       Director                      July 5, 1996
Bruce K. Heim


/S/ CHARLES R. MARKHAM
- -------------------------------       President, Chief              July 5, 1996
Charles R. Markham                    Operating Officer,
                                      Director


/S/ G. DAVID GEARHART
- -------------------------------       Director                      July 5, 1996
G. David Gearhart


/S/ DANIEL D. SAHAKIAN
- -------------------------------       Director                      July 5, 1996
Daniel D. Sahakian


























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                                   EXHIBIT INDEX



EXHIBIT NO.                           DESCRIPTION                          PAGE
- -----------                           -----------                          ----
 5                 Opinion of Ballard Spahr Andrews & Ingersoll             10

 23.1              Consent of Deloitte & Touche LLP                         11

















































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